Report of Independent Registered Accounting Firm


To the Board of Trustees and Shareholders of the Access One Trust:

In planning and performing our audits
of the financial statements of Access
 Flex High Yield Fund and the Access
Flex Bear High Yield Fund of the Access
One Trust (the Funds) as of and for the
year ended October 31, 2007, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements
of Form N-SAR, but not for the purpose
 of expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible
 for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates
 and judgments by management are
required to assess the expected benefits and related costs of controls. A Funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Such
internal control includes policies
and procedures that provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of a
Funds assets that could have a material
effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projection of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes
 in conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned functions, to
 prevent or detect misstatements on a
 timely basis.  A significant deficiency
is a control deficiency, or combination
of control deficiencies, that adversely
affects the Funds ability to initiate,
authorize, record, process or report
financial data reliably in accordance
with generally accepted accounting
principles such that there is more
than a remote likelihood that a
misstatement of the Funds annual
or interim financial statements that
is more than inconsequential will
not be prevented or detected.
A material weakness is a
significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Funds internal control over financial reporting and its operation, including controls for safeguarding securities,
that we consider to be material weaknesses as defined above as of October 31, 2007.

This report is intended solely for the
information and use of management
and the Board of Trustees of the Funds
and the Securities and Exchange Commission
 and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

Columbus, Ohio
December 20, 2007